Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 1, 2010 relating to the 2007 consolidated financial statements of CB Richard Ellis Group, Inc. (the “Company”) appearing in the Company’s Annual Report on Form 10-K dated December 31, 2009, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Los Angeles, California

December 3, 2010